EXHIBIT 32.2

Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Eng Wah KUNG, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Star Alliance International Corp. (formerly known as Asteriko Corp.) for the fiscal quarter ended March 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Star Alliance International Corp. (formerly known as Asteriko Corp.).

Date: May 15th, 2017	/s/ Eng Wah KUNG
Eng Wah KUNG
Chief Financial Officer

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Star Alliance International Corp. (formerly known as Asteriko Corp.) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Star Alliance International Corp. (formerly known as Asteriko Corp.) specifically incorporates it by reference.